Exhibit 10.2

FORM OF

CHOLESTECH CORPORATION

AMENDMENT TO CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment to the Change of Control Severance Agreement (the “Amendment”) is made as of [             ], 2007, by and between Cholestech Corporation, a California corporation (the “Company”), and [NAME OF EXECUTIVE OFFICER] (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee entered into that certain Change of Control Severance Agreement dated [DATE OF ORIGINAL AGREEMENT] (the “Agreement”).

WHEREAS, the Company and the Employee desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the Company and the Employee agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

8.     Code Section 409A. The following paragraphs shall be added as Section 12 of the Agreement:

“Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Employee is a “specified employee” within the meaning of Section 409A of the Code and any final regulations and guidance promulgated thereunder (“Section 409A”) at the time of the Employee’s termination, and any portion of the severance payable to the Employee, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits would be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), then the Deferred Compensation Separation Benefits that would otherwise have been payable within the first six (6) months following the Employee’s termination of employment will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Employee’s termination of employment (or if earlier, the date of Employee’s death), along with accrued interest of 5.05% per annum through such payment date. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.”

9.     Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

10.   Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.   Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

12.  Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

13.  Governing Law. This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

14.   Amendment.  Any provision of this Amendment, may be amended, waived or terminated by a written instrument signed by the Company and the Employee.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

[NAME OF EXECUTIVE OFFICER]	CHOLESTECH CORPORATION

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(Signature page to Amendment to Agreement)